Exhibit 10.21
February 25, 2011
REVISED on June 28, 2011
James Wagner
46 Grace Street
New Canaan, Connecticut 06840
Dear Jim:
It is my pleasure to offer you the position of Chief Operating Officer, The Chefs’ Warehouse. You will report directly to me. This letter constitutes our offer. Please keep in mind that this letter and its contents are confidential. The terms of this offer letter dated June 28, 2011 executed by Christopher Pappas and Jim Wagner replace in their entirety the terms of the revised offer letter of April 8, 2011 executed by Christopher Pappas and Jim Wagner.
The terms of this offer are as follows (pending Board of Directors approval):
•	Weekly salary of $4807.69 ($250,000 annually).

•	Eligibility to participate in Chefs’ Warehouse Individual Variable Compensation Plan (Bonus) at a target of 100% of your annual base salary. This plan rewards participants for their success against business and individual goals and objectives (a portion which may be discretionary).

•	Restricted stock equivalent to 80 Basis points (.8 of 1%) of equity post IPO dilution

•	Vesting Schedule
•	50% immediately upon an IPO.

•	12.5% each anniversary of the initial vesting for 4 years.
•	Subsequent to an IPO, equity vests 100% upon termination for any reason other than cause or you resigning.
Goals for 2011 will be based on the 2011 budgeted amounts used in the prepared lender presentation for Recapitalization.
Your 2011 Bonus Target will be 100% of Base Salary and will be structured as follows:
•	If Revenue and Gross Profit Dollars meets or exceeds 100% of budgeted Revenue and Gross Profit Dollars, and EBITDA meets or exceeds budget you earn 100% of Bonus.

•	If Revenue and Gross Profit Dollars meets or exceeds budgeted Revenue and Gross Profit Dollars, and EBITDA comes in at 95% or higher than budgeted you earn 90% of Bonus

•	If Revenue and Gross Profit Dollars meets or exceeds 90% of budgeted Revenue and Gross Profit Dollars, and EBITDA comes in at 90% or higher than budgeted you earn 60% of Bonus

•	Any results less than outlined above, the bonus is at the discretion of the Chief Executive Officer.
•	You will continue to receive a monthly car allowance of $750.
If this offer is acceptable, please sign this letter and return it to us for our files.

Sincerely,	Accepted By James Wagner:

/s/ Christopher Pappas Christopher Pappas	/s/ James Wagner Date: 6/28/2011
President & Chief Executive Officer
The Chefs’ Warehouse